SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 2nd Avenue, Suite 3200

Seattle, WA 98101

(Address of principal executive offices) (zip code)

(206) 256-4545

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 1, 2011, the Board of Directors (the “Board”) of Dendreon Corporation (the “Company”) approved the amendment of the Company’s Amended and Restated Bylaws (the “Bylaws”). The changes affect each of Article III and Article V of the Bylaws regarding the vote requirement for the election of directors and the process regarding the appointment of non-executive officers, respectively. The amendments to the Bylaws include the requirement that, in an uncontested election (as defined in the Bylaws), directors are elected by a majority of the votes cast, and where an incumbent director does not receive a majority of the votes cast, such director would be expected to tender a resignation of his or her directorship under a policy and procedures set by the Board. In the case of a contested election, directors would continue to be elected by a plurality of the votes cast.

The foregoing description of the Company’s New Amended and Restated Bylaws is qualified in its entirety by the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Dendreon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By:	/s/ Esmé C. Smith
Esmé C. Smith
Vice President, Deputy General Counsel and Assistant Secretary

Date: December 6, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Dendreon Corporation.

4